SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 15, 2004
(Date of earliest event reported)

SCOLR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24693	91-1689591

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 300
Bellevue, Washington 98006

(Address of principal executive offices and zip code)

(425) 373-0171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

FORM 8-K
Item 2. ACQUISITION OR DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
Signature
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 2.3

SCOLR, INC.
FORM 8-K

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 15, 2004, SCOLR, Inc. (the “Company”) completed the sale of its probiotics development and manufacturing division to Nutraceutix, Inc., a Washington corporation (“Buyer”), pursuant to an Asset Purchase Agreement dated as of December 31, 2003 (the “Asset Purchase Agreement”). Buyer was formed and is owned by Steven H. Moger, the Company’s former Vice President of Operations, Chief Financial Officer and General Manager of the probiotics division. Mr. Moger resigned his positions with the Company in connection with the sale.

The assets sold comprise substantially all of the assets and properties used in connection with the Company’s probiotics division, including equipment, inventory and intellectual property rights. The division engaged in the business of formulating and manufacturing probiotics-based health and dietary supplements for the animal and human nutrition markets. The Company also granted Buyer the right to manufacture and sell certain products utilizing SCOLR’s patented CDTTM technology pursuant to a License, Manufacture, and Distribution Agreement also dated as of December 31, 2003.

The Company received $722,756 in cash at closing and the Asset Purchase Agreement provides for deferred payments of at least $2 million. The deferred payments are tied to the Buyer’s achievement of certain sales levels and royalties. The consideration for the sale was determined pursuant to arm’s-length negotiations after extensive negotiations with a number of third parties (including industry buyers) and took into account various factors concerning the valuation of the probiotics business, including valuations of comparable companies, the operating results, financial condition and prospects of the division and the opinion of the financial advisor retained by the Company’s Board of Directors.

In connection with the sale the Company repaid indebtedness of approximately $1,098,500, which debt had been secured by the assets of the probiotics division.

The foregoing description of the disposition of the probiotics division is not intended to be complete and is qualified in its entirety by the complete text of the exhibits attached hereto and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are attached hereto and this list constitutes the exhibit index:

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and between SCOLR, Inc. and Nutraceutix, Inc., dated as of December 31, 2003.

2.2*	License, Manufacture, and Distribution Agreement by and between SCOLR, Inc. and Nutraceutix, Inc., dated as of December 31, 2003.

2.3	Separation Agreement by and between SCOLR, Inc. and Steven H. Moger, dated as of December 31, 2003.

*Certain exhibits and schedules have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-B, and the Registrant agrees to furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR, INC.
(Registrant)

January 23, 2004	By:	/s/Daniel O. Wilds

(Date)	Daniel O. Wilds
President and Chief Executive Officer